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                                                                    EXHIBIT 3.2



                             ARTICLES OF AMENDMENT
                                       OF
                                 PENWEST, LTD.


         Pursuant to RCW 23B.10.060, the undersigned corporation adopts the following Articles of Amendment to its Restated Articles of Incorporation:

         FIRST:           The name of the corporation is PENWEST, LTD. (the
"Corporation").

         SECOND:          The Restated Articles of Incorporation are hereby
amended as follows:

         Article I is hereby deleted in its entirety and replaced with a new
Article I to read as follows:


                                   ARTICLE I
                                      NAME

         The name of the corporation (the "Corporation") is Penford
Corporation.

         THIRD:           The foregoing amendment was adopted by the Board of
Directors of the Corporation on October 8, 1997 in accordance with the provisions of RCW 23B.10.020. Shareholders action was not required.

                                 PENWEST, LTD.




Date:    October 10, 1997               By: /s/ EDMUND O. BELSHEIM, JR.
                                           --------------------------------
                                        Name:   Edmund O. Belsheim, Jr.
                                        Title:  Vice President